                                                              Exhibit (a)(1)(F)
                               D.R. Horton, Inc.

                               Offer to Purchase
                            Zero Coupon Convertible
                             Senior Notes due 2021

                            (CUSIP No. 23331A AH 2)

             Pursuant to the Company Notice, dated March 31, 2003

To Our Clients:

   Enclosed for your consideration is the Company Notice dated March 31, 2003 ( the "Company Notice"), and the related Purchase Notice (the "Purchase Notice"), relating to the option of each holder (the "Holder") of Zero Coupon Convertible Senior Notes due 2021 (the "Securities") of D.R. Horton, Inc., a Delaware corporation (the "Company"), to require the Company to purchase such Securities for $559.73 per $1,000 principal amount at maturity, subject to the terms and conditions of the Indenture, dated as of June 9, 1997 (as supplemented, the "Indenture"), by and between D.R. Horton, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, as Trustee (the "Paying Agent"), as supplemented by the Eleventh Supplemental Indenture, dated as of May 11, 2001 (the "Supplemental Indenture"), the enclosed Company Notice, dated March 31, 2003, and the accompanying Purchase Notice (the "Option").

   This material is being forwarded to you as the beneficial owner of the Securities held by us for your account but not registered in your name. Surrender of such Securities may only be made by us or our nominee as the holder of record and pursuant to your instructions.

   Accordingly, we request instructions as to whether you wish us to surrender on your behalf the Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Company Notice and Purchase Notice.

   Your instructions should be forwarded to us as promptly as possible in order to permit us to surrender the Securities on your behalf in accordance with the provisions of the Option. The Option will expire at 5:00 p.m., New York City time, on May 12, 2003 (the "Purchase Date"). Any Securities surrendered pursuant to the Option may be withdrawn at any time before such time on the Purchase Date.

   Your attention is directed to the following:

    1. The Option is for any and all Securities.

    2. Subject to the terms and conditions in the Company Notice and the Purchase Notice, any transfer taxes incident to the transfer of Securities from the holder of Securities to the Company will be paid by the Company.

    3. The Option expires at 5:00 p.m., New York City time, on May 12, 2003.

   If you wish to have us surrender your Securities, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Purchase Notice is furnished to you for information only and may not be used directly by you to tender Securities.

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                         INSTRUCTIONS WITH RESPECT TO
                                  THE OPTION

   The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Option with respect to their Securities.

   This will instruct you to surrender the Securities held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Company Notice and the related Purchase Notice.

   The undersigned expressly agrees to be bound by the enclosed Purchase Notice and that such Purchase Notice may be enforced against the undersigned.

   Please tender the Securities held by you for my account as indicated below:

                                                                          Aggregate Principal Amount of Securities

                            Zero Coupon Convertible Senior Notes due 2021 $                      -

                            [_]              Please do not tender any Securities held by you for my account.

                            Dated:           -            , 2003


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                                   Signature(s)

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                            Please print name(s) here

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                                   Address(es)

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                          Area Code and Telephone Number

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                   Tax Identification or Social Security No(s).

   None of the Securities held by us for your account will be surrendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to surrender ALL the Securities held by us for your account.